UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 12, 2010 (August 11, 2010)

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

451 Florida Street, Baton Rouge, Louisiana		70801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code

(225) 388-8011

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2010, Albemarle Corporation (the “Company”) announced that Richard J. Diemer, Jr., the Company’s Senior Vice President and Chief Financial Officer, will resign from the Company to pursue other professional interests. Mr. Diemer served in this role since 2005 and will remain with the Company until August 31, 2010.

The Company’s Board of Directors has elected Richard G. Fishman to succeed Mr. Diemer as the Company’s interim Vice President and Chief Financial Officer. Mr. Fishman, 58, currently serves as the Company’s Vice President, Treasurer and Chief Tax Counsel, a position he has held since February 18, 2009. Mr. Fishman joined the Company on May 22, 2006 and previously served as the Company’s Vice President Tax and Chief Tax Counsel. Before joining the Company, he served nearly 18 years with Honeywell International Inc. (formerly known as AlliedSignal Inc.) in various tax positions, most recently as Director of International Taxation & Associate General Tax Counsel.

William B. Allen, Jr., 46, who currently serves as the Company’s Vice President and Controller, has been designated as the Company’s principal accounting officer. Mr. Allen was elected Vice President and Corporate Controller on May 13, 2009. Mr. Allen had previously served as the Company’s Chief Financial Officer for its Catalysts and Fine Chemicals divisions from January 2006 until April 2009 and Corporate Controller from September 2003 until December 2005. Mr. Allen held various other financial positions of increasing responsibility since joining the Company in May of 1994, including Director of Finance for the Company’s European operations from April 1997 until June 2002.

The press release issued on August 12, 2010, by the Company announcing the changes discussed above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

99.1 Press release issued on August 12, 2010, by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2010

ALBEMARLE CORPORATION

By:	/s/ Nicole C. Daniel
Nicole C. Daniel
Vice President, Chief Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release, dated August 12, 2010, issued by the Company.